Exhibit 16.1

MALCOLM L. POLLARD, Inc.
4845 W. LAKE ROAD, # 119
ERIE, PA 16505

(814)838-8258                             FAX (814838-8452

November 11, 2011

SECURITIES AND EXCHANGE COMMISSION
Division of Corporation Finance
100 F Street, N.E., Mail Stop 7010
Washington, D.C. 20549

Re:           AVT, Inc. (the “Company”)
Form 8-K, Item 4.01 (the “Report”)

Gentlemen:

We have reviewed the above referenced Report filed by the Company.  We do not disagree with the statements made by the Company in the Report and authorize the Company to file a copy of this letter as an exhibit to the Report.

/s/ Malcolm L. Pollard

Malcolm L. Pollard, Inc.
Erie, Pennsylvania
November 11, 2011